Exhibit 12.1

Certification of Principal Executive Officer

pursuant to Rule 13a-14(a) of the

Securities Exchange Act of 1934

I, Dajun Yang, MD, PhD, principal executive officer of Ascentage Pharma Group International (“Ascentage Pharma”), certify that:

1.	I have reviewed this Annual Report on Form 20-F for the year ended December 31, 2024 of Ascentage Pharma;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of Ascentage Pharma as of, and for, the periods presented in this report;

4.	Ascentage Pharma’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for Ascentage Pharma and have:

(a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Ascentage Pharma, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	evaluated the effectiveness of Ascentage Pharma’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	disclosed in this report any change in Ascentage Pharma’s internal control over financial reporting that occurred during the period covered by the annual report that has materially affected, or is reasonably likely to materially affect, Ascentage Pharma’s internal control over financial reporting; and

5.	Ascentage Pharma’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to Ascentage Pharma’s auditors and the audit committee of Ascentage Pharma’s board of directors (or persons performing the equivalent functions):

(a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Ascentage Pharma’s ability to record, process, summarize and report financial information; and

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in Ascentage Pharma’s internal control over financial reporting.

Date: April 16, 2025	/s/ Dajun Yang
Dajun Yang, MD, PhD Chairman of the Board of Directors and Chief Executive Officer